EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Amendment No. 1 to the Registration Statement of Wintrust Financial Corporation on Form S-4 of our report dated March 13, 2015, on our audits of the consolidated financial statements of Community Financial Shares, Inc. as of and for the years ended December 31, 2014 and 2013.  We also consent to the references to our firm under the caption “Experts” in such Amendment.

/s/BKD, LLP

Indianapolis, Indiana

May 28, 2015